Exhibit 1.1

Applied Therapeutics, Inc.

Up to $75,000,000 of Common Stock ($0.0001 par value)

Sales Agreement

August 11, 2023

Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Applied Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Leerink Partners LLC (the “Manager”) as follows.

As used in this Agreement:

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) below contained in the Registration Statement at the Execution Time.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement (and any other Interim Prospectus Supplements, to the extent not superseded), if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(q) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (and any other Interim Prospectus Supplements, to the extent not superseded) (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Shares that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 412,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.            Description of Shares. The Company proposes to issue and sell through the Manager, as sales agent, shares of the Company’s common stock, $0.0001 par value (“Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Shares”), from time to time pursuant to the Registration Statement during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Manager as exclusive agent of the Company for the purpose of making offers and sales of the Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of the Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Manager shall have no obligation in connection with such compliance.

2.            Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to Sections 3(g), 4(j) or 4(s) of this Agreement, as set forth below.

(a)            The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act and has prepared and filed with the SEC a shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, will become or has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted, are pending or are contemplated or threatened by the SEC, and any request on the part of the SEC for additional or supplemental information has been complied with. At the time the Registration Statement originally became effective the Company met the then-applicable requirements for use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Company shall file with the SEC the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Manager relating to the Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof. Each Prospectus Supplement, Prospectus or Issuer Free Writing Prospectus (or any amendments or supplements to any of the foregoing) furnished to the Manager for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)            To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)            On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time, at each Settlement Date (as defined below), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof.

(d)            At the Execution Time, at each Applicable Time, and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof.

(e)            The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer as defined in Rule 405, without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)            Each Issuer Free Writing Prospectus, as of its date and as of each Applicable Time, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 7(b) hereof.

(h)            The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(i)            [reserved]

(j)            The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) of the Securities Act) of the Shares that is in effect on the date hereof.

(k)            The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement or incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with SEC’s rules and guidelines applicable thereto.

(l)            Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and each is duly qualified to do business as a foreign corporation and (ii) is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(m)            All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n)            There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Registration Statement, the Disclosure Package, the Prospectus, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as applicable, under the headings “Risk Factors—Risks Related to Regulatory Compliance,” “Risk Factors—Risks Related to Our Intellectual Property” and “Business—Government Regulation and Product Approval” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(o)            This Agreement has been duly authorized, executed and delivered by the Company.

(p)            The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus. The issuance and sale of the Shares as contemplated hereby shall not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares. When issued and delivered by the Company against payment therefor pursuant to this Agreement, the purchasers of the Shares issued and sold hereunder will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(q)            The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act, the listing rules of the Nasdaq Global Market and applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Manager in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(s)            The issue and sale of the Shares, the execution and delivery by the Company of this Agreement and the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights as have been disclosed or effectively waived in connection with the Registration Statement.

(u)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial data (if any) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present, in all material respects, the information included therein shown therein on the basis stated in or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus.

(v)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(w)            Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(x)            Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such violation or default as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)            Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(z)            The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except (i) in any case where such failure to file would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) where any such failure to pay, assessment, fine or penalty is currently being contested in good faith or would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(aa)      No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb)      The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(cc)      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)      The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct their respective businesses, except for any such failure to possess as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee)      The Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff)      The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

(gg)      The Company has not taken, directly or indirectly (without giving effect to the activities of the Manager), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh)      The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under or relating to any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)            In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(jj)      None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(kk)      There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ll)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder to which the Company, its subsidiaries and its controlled affiliates are subject; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as manager, underwriter, advisor, investor or otherwise).

(oo)            Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(pp)      The subsidiaries listed on Annex B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(qq)      Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, and as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own, possess, or have valid and enforceable licenses or other rights to use, on reasonable terms, all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how and other intellectual property (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, the “Intellectual Property”) that is used or held for use in or, to the Company’s knowledge, is necessary for the conduct of the business of the Company and its subsidiaries as now conducted or as proposed in the Registration Statement, the Disclosure Package and Prospectus to be conducted; (ii) to the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries; (iii) to the Company’s knowledge, (A) neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party and (B) none of the product candidates of the Company or any of its subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property of any third party; (iv) to the Company’s knowledge, all Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries is valid and enforceable; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party: (A) challenging any of the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (B) challenging the inventorship, validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; or (C) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated, or would, upon the commercial sale or offer for commercial sale of any product candidate of the Company or any of its subsidiaries, infringe, misappropriate, or otherwise violate, any Intellectual Property of any third party; and (vi) the Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(rr)      (i) Except as may be included in the Registration Statement, the Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The statements contained in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Our Intellectual Property” and “Business—Intellectual Property,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ss)      (i) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the preclinical and clinical studies conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the results of such studies are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies not described in the Registration Statement, the Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries, to the Company’s knowledge, have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency alleging or asserting noncompliance with any applicable laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, or requiring or threatening the termination, material modification or suspension of any preclinical or clinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(tt)      The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(uu)      Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of New York.

(vv)      Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other similar relationship with any banking or lending affiliate of the Manager and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Manager.

Any certificate signed by any officer of the Company and delivered to the Manager or to counsel for the Manager in connection with this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.            Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a)            Each time that the Company wishes to issue and sell any Shares through the Manager hereunder (each, a “Placement”), it will notify the Manager by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Shares to be sold, which at a minimum shall include the maximum number or amount of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Annex A. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Annex C (with a copy to each of the other individuals from the Company listed on such Annex C), and shall be addressed to each of the recipients from the Manager set forth on Annex C, as such Annex C may be updated by either party from time to time by sending a written notice containing a revised Annex C to the other party in the manner provided in Section 10 (including by email correspondence to each of the individuals of the Company set forth on Annex C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Manager unless and until (i) in accordance with the notice requirements set forth in Section 3(b), the Manager declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Manager receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 3(b), the Manager suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 3(b), the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 8. The amount of any discount, commission or other compensation to be paid by the Company to the Manager in connection with the sale of the Shares effected through the Manager shall be calculated in accordance with the terms set forth in Section 3(e). It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Manager and the Manager does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

(b)            Suspension of Sales.

(i) The Company or the Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Annex C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Annex C), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 3(b) shall be effective against the other party unless notice is sent by one of the individuals named on Annex C hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Annex C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(ii) Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Manager agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares and shall cancel any effective Placement Notices instructing the Manager to make any sales and (iii) the Manager shall not be obligated to sell or offer to sell any Shares.

(c)            Subject to the terms and conditions hereof, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 1, upon the Manager’s acceptance of the terms of a Placement Notice as provided in Section 3(a), and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Manager, for the period specified in the Placement Notice, the Manager shall use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell such Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed to by the Manager and the Company. If either the Manager or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and the Manager may, at its sole discretion, suspend sales of the Shares under this Agreement. The Manager will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Annex C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number or amount of Shares sold on such Trading Day, the volume-weighted average price of the Shares sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Manager may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Manager may also sell Shares in negotiated transactions. For the purposes hereof, “Trading Day” means any day on which the Common Stock is purchased and sold on Nasdaq.

(d)            The Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the board of directors (the “Board”) of the Company or a duly authorized committee thereof and notified to the Manager in writing. In addition, the Company or the Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile) suspend an offering of the Shares with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e)            The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be 3% of the gross offering proceeds of the Shares sold pursuant to this Agreement. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of Shares shall be paid by the Company to the Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(f)            Unless otherwise specified in the applicable Placement Notice, settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On or before each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g)            [reserved]

(h)            At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(j)), the Filing Date (as defined in Section 4(q)) and each date on which a Placement Notice is given, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by the Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(i)            Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Manager, the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, (i) any time during the period commencing on the fifth business day prior to the time the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement unless the Company shall file with the SEC a Current Report on Form 8-K containing the material results of operations for such period prior to any such sale, which shall be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or (ii) during any other period in which the Company is in possession of material non-public information.

(j)            Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

4.            Agreements. The Company agrees with the Manager that:

(a)            During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement relating to the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the SEC pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)            During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the SEC, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)            As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)            Upon request, the Company will furnish to the Manager and counsel for the Manager, without charge, conformed signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will cooperate with the Manager, if necessary, to qualify the Shares for sale under the laws of such jurisdictions as the Manager reasonably may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(h)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Shares.

(i)            Prior to submitting any request to sell Shares pursuant to this Agreement, the Company will advise the Manager promptly if it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or materially affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(j)            On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time that: (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(q) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the SEC of any report under the Exchange Act except such reports referred to in Section 4(j)(ii)), or (ii) there is filed with the SEC any annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto (the date of such commencement, the date of each such recommencement and the date of each such event referred to in (i), and (ii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the provisions of this Section 4(j) or as may be otherwise provided in this Agreement, for purposes of the Company’s obligations hereunder, the parties hereto may agree at any time and from time to time that a Representation Date for any such event may be a date that is within five business days of any such event, or such later date and time as the parties hereto may agree. The requirement to provide a certificate under this Section 4(j) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Manager with a certificate under this Section 4(j), then before the Company delivers a Placement Notice or the Manager sells any Shares pursuant thereto, the Company shall provide the Manager with a certificate in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(k)            On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 4(j) for which no waiver is applicable, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager the written opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, or other counsel reasonably satisfactory to the Manager, dated on the date it is required to be delivered, in form and substance satisfactory to the Manager, of the same tenor as the opinion and negative assurance letter referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions and negative assurance letters for subsequent Representation Dates, the Company’s counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion and negative assurance letter delivered under Section 6(b) of this Agreement to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(l)            On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 4(j) for which no waiver is applicable, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager the written opinion of Hogan Lovells US LLP, intellectual property counsel for the Company, or other intellectual property counsel reasonably satisfactory to the Manager, dated on the date it is required to be delivered, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, the Company’s intellectual property counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under Section 6(c) of this Agreement to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(m)            On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 4(j) for which no waiver is applicable, Covington & Burling LLP, counsel to the Manager, shall deliver the written opinion and negative assurance letter dated on the date it is required to be delivered, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, the Manager’s counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion and negative assurance letter delivered under Section 6(d) of this Agreement to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(n)            On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 4(j) for which no waiver is applicable, the Company shall cause Ernst & Young LLP, or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated on the date it is required to be delivered, in form and substance satisfactory to the Manager of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(o)            At each Representation Date, and at such other times as may be reasonably requested by the Manager, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

(p)            Nothing in this Agreement shall restrict the Manager from trading, and the Company acknowledges that the Manager may trade in the Common Stock for the Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement.

(q)            The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the SEC under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the Nasdaq Global Market as are required by such exchange.

(r)            If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(s)            Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)            The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Nasdaq Global Market upon such issuance and to maintain such listing.

(u)            During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)            The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)            The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

(x)            [reserved]

5.            Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq Global Market; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees) and the reasonable fees and expenses of counsel for the Manager, in an amount not to exceed $15,000, incurred in connection with determining the compliance of the transactions contemplated hereby with the rules and regulations of FINRA and relating to such filings); (viii) the reasonable fees and disbursements of the Manager’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 4(j) and (B) in an amount not to exceed 25,000 in connection with each Representation Date relating to the Company’s filing of its annual report on Form 10-K and on which the Company is required to provide a certificate pursuant to Section 7(m) and $15,000 in connection with each other Representation Date on which the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.            Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)            The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the SEC have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(q) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b)            The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP to furnish to the Manager, on each date specified in Section 4(k) of this Agreement, their written opinion and negative assurance letter addressed to the Manager, substantially in the form attached hereto as Exhibit A.

(c)            The Company shall have requested and caused Hogan Lovells US LLP to furnish to the Manager, on each date specified in Section 4(l) of this Agreement, their written opinion addressed to the Manager, substantially in the form attached hereto as Exhibit B.

(d)            The Manager shall have received from Covington & Burling LLP, counsel for the Manager, on each date specified in Section 4(m) of this Agreement, such written opinion and negative assurance letter, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)            The Company shall have furnished to the Manager, on each date specified in Section 4(j) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)            since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f)            On or prior to the First Placement Notice Date, the Manager shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Manager and its counsel, certifying as to (i) the amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Exhibit 2).

(g)            The Company shall have requested and caused Ernst & Young LLP to have furnished to the Manager, on each date specified in Section 4(n) of this Agreement and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72 or successor standards, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100 or successor standards. References to the Prospectus in this paragraph include any supplement thereto at the date of the letter.

(h)            Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            At each Representation Date and prior to each Settlement Date, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

(j)            The Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Manager.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by the Manager with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.            Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees, affiliates and agents of the Manager and each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Manager specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have. The Company acknowledges that the name and contact information of the Manager in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Manager for inclusion in the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Manager, on the other, from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Manager, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, in no event shall the Manager be required to contribute any amount in excess of the amount by which the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Manager hereunder exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph.

8.            Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect with respect to the Manager and the Company, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12, 13 and 14 of this Agreement shall remain in full force and effect with respect to the Manager notwithstanding such termination.

(c)            This Agreement shall automatically terminate upon the earlier of (i) the issuance and sale of all of the Shares by or through the Manager on the terms and subject to the conditions set forth in this Agreement and (ii) the third anniversary of the date of this Agreement.

(d)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9, 10, 12, 13 and 14 shall remain in full force and effect.

(e)            Any termination of this Agreement pursuant to Sections 8(a) or (b) above shall be effective on the date specified in such notice of termination. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(f) of this Agreement.

(f)            The obligations of the Manager shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Manager or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.            Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Leerink Partners LLC will be directed to Leerink Partners LLC at 1301 Avenue of the Americas, 12th Floor, New York, NY 10019, Attention: Peter M. Fry, email: [***], with a copy (which shall not constitute notice) to Covington & Burling LLP at 620 Eighth Avenue, New York, New York 10018, Attention: Brian K. Rosenzweig, email: [***]. Notices to the Company will be directed to Applied Therapeutics, Inc., 545 Fifth Avenue, Suite 1400, New York, New York 10017, Attention: Shoshana Shendelman, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael Schwartz, email: [***].

11.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.            Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 10 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that the Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that the Manager is a Covered Entity and the Manager or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Manager, or any of them, with respect to the subject matter hereof.

16.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.            Waiver of Jury Trial. The Company and the Manager hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.            Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

Very truly yours,

Applied Therapeutics, Inc.

By:	/s/Shoshana Shendelman
Name:	Shoshana Shendelman
Title:	Chief Executive Officer

[Signature Page to Sales Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

Leerink Partners LLC

By:	/s/ Peter M. Fry
Name:	Peter M. Fry
Title:	Head of Alt Equities

[Signature Page to Sales Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule I-1

ANNEX A

FORM OF PLACEMENT NOTICE

From:	[ ]
[TITLE]
Applied Therapeutics, Inc.

Cc:	[ ]
To:	Leerink Partners LLC
Subject:	Leerink Partners —At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated August 11, 2023 (the “Agreement”), by and between Applied Therapeutics, Inc., a Delaware corporation (the “Company”), and Leerink Partners LLC (the “Manager”), I hereby request on behalf of the Company that the Manager sell up to [ ] shares of common stock, $0.0001 par value per share, of the Company (the “Shares”), at a minimum market price of $      per share[; provided that no more than [ ] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

Annex A-1

ANNEX B

List of Subsidiaries

None

Annex B-1

ANNEX C

The Company

Shoshana Shendelman

[***]

The Manager

Anurag Jindal ([***])

[***]

Annex C-1

EXHIBIT A

Form of Opinion of Company Counsel

Exhibit A-1

EXHIBIT B

Form of Opinion of Company IP Counsel

Exhibit B-1